UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

Ares Industrial Real Estate Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56032	47-1592886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tabor Center,

1200 Seventeenth Street, Suite 2900

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information discussed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direction Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

Second Amendment to Third Amended and Restated Credit Facility Agreement

On March 11, 2025 (the “Effective Date”), AIREIT Operating Partnership LP (the “Borrower”), a wholly-owned subsidiary of Ares Industrial Real Estate Income Trust Inc. (the “Company,” and collectively with the Borrower, “we,” “us,” or “our”), entered into the second amendment (the “Amendment”) to its existing senior unsecured revolving and term credit facility agreement with a syndicate of lenders led by Wells Fargo Bank, National Association, as Administrative Agent, dated as of March 31, 2022 and amended as of November 9, 2022 (the “Credit Facility Agreement”, and, as further amended by the Amendment, the “Amended Credit Facility Agreement”). The terms of the Credit Facility Agreement were originally disclosed in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 6, 2022 (the “April 2022 8-K”). This Current Report on Form 8-K describes the material amendments to the Credit Facility Agreement reflected in the Amended Credit Facility Agreement.

The Amended Credit Facility Agreement provides for a revolving credit facility of an existing $1.0 billion (the “Revolving Credit Facility”), an existing $550.0 million term loan (the “First Term Facility”) and a new $600.0 million term loan (the “Second Term Facility”), which refinanced the other existing term loan of the Company. The Amended Credit Facility Agreement provides the Borrower with the ability from time to time to increase the aggregate size of the Credit Facility up to a total of $2.9 billion, subject to receipt of lender commitments and other conditions. The lenders that are party to the Amended Credit Facility Agreement, among others, include Wells Fargo Bank, National Association, as administrative agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., both as syndication agents, PNC Bank, National Association, Truist Bank, U.S. Bank National Association, The Huntington National Bank and Regions Bank, as documentation agents, Wells Fargo Securities, LLC, BofA Securities, Inc. and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint bookrunners, PNC Capital Markets LLC, Truist Securities, Inc., U.S. Bank National Association, The Huntington National Bank and Regions Capital Markets, as joint lead arrangers, for the Revolving Credit Facility and the Second Term Facility. The Amendment extends the maturity date of the Revolving Credit Facility to March 11, 2029, subject to a one-year extension option that the Borrower may exercise upon (i) payment of an extension fee equal to 0.125% of the aggregate commitments under the Revolving Credit Facility at the time of such extension and (ii) compliance with the other conditions set forth in the Amended Credit Facility Agreement. The Amendment also provides for a maturity date of the Second Term Facility of March 11, 2028, subject to two one-year extension options that the Borrower may exercise upon (i) payment of an extension fee equal to 0.125% of the aggregate principal amount outstanding under the Second Term Facility at the time of such extension and (ii) compliance with the other conditions set forth in the Amended Credit Facility Agreement. The maturity date of the First Term Facility was not amended and remains to be March 31, 2027.

Under the Amended Credit Facility Agreement, the effective interest rate for the Revolving Credit Facility is calculated based on either: (i) the Term Secured Overnight Financing Rate (“Term SOFR”) plus a 10 basis point adjustment (“Adjusted Term SOFR”) plus a margin ranging from 1.25% to 2.00%; or (ii) an alternative base rate plus a margin ranging from 0.25% to 1.0%, each depending on our consolidated leverage ratio. The effective interest rate for the First Term Facility is calculated based on either: (i) Term SOFR plus a SOFR adjustment between 10 and 25 basis points (no change from existing), plus a margin ranging from 1.20% to 1.90%; or (ii) an alternative base rate plus a margin ranging from 0.20% to 0.90%, each depending on our consolidated leverage ratio. The effective interest rate for the Second Term Facility is calculated based on either: (i) Adjusted Term SOFR, plus a margin ranging from 1.20% to 1.90%; or (ii) an alternative base rate plus a margin ranging from 0.20% to 0.90%, each depending on our consolidated leverage ratio. Customary fall-back provisions apply if Term SOFR is unavailable.

Borrowings under the Credit Facility are guaranteed by the Company and certain of its subsidiaries. The Amended Credit Facility Agreement continues to require the maintenance of certain financial covenants but removed the covenant requiring the Company to maintain a minimum total asset value and relaxed certain cap and concentration limits.

Item 8.01 Other Events.

The following provides an update regarding our net asset value (“NAV”), our assets and portfolio.

Most Recent Transaction Price and Net Asset Value Per Share

April 1, 2025 Transaction Price

The transaction price for each of our share classes is equal to such share class’s NAV per share as of February 28, 2025. A calculation of the NAV per share is set forth below.

February 28, 2025 NAV Per Share

Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. Our most recent NAV per share for each share class, which is updated as of the last calendar day of each month, is posted on our website at www.areswms.com/solutions/aireit and is also available on our toll-free, automated telephone line at (888) 310-9352. With the approval of our board of directors, including a majority of our independent directors, we have engaged Altus Group U.S. Inc., a third-party valuation firm, to serve as our independent valuation advisor (“Altus Group” or the “Independent Valuation Advisor”) with respect to helping us administer the valuation and review process for the real properties in our portfolio, providing monthly real property appraisals and valuations for certain of our debt-related assets, reviewing annual third-party real property appraisals, reviewing the internal valuations of loans (“DST Program Loans”) provided to certain investors in our program to raise capital in private placements exempt from registration pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933, as amended, through the sale of beneficial interests (“DST Interests”) in specific Delaware statutory trusts holding real properties, including properties currently indirectly owned by our operating partnership (the “DST Program”), and debt-related liabilities performed by Ares Commercial Real Estate Management LLC (our “Advisor”), providing quarterly valuations of our properties subject to master lease obligations associated with the DST Program, and assisting in the development and review of our valuation procedures.

As used below, “Fund Interests” means our outstanding shares of common stock, along with the partnership units in our operating partnership (“OP Units”), which may be or were held directly or indirectly by the Advisor, our former sponsor, members or affiliates of our former sponsor, and third parties, and “Aggregate Fund NAV” means the NAV of all the Fund Interests.

The following table sets forth the components of Aggregate Fund NAV as of February 28, 2025 and January 31, 2025:

	As of
(in thousands)	February 28, 2025	January 31, 2025
Investments in industrial properties	$8,908,400	$8,876,500
Investments in unconsolidated joint venture partnerships	20,960	21,109
Investments in real estate debt and securities	537,498	530,135
DST Program Loans	104,337	103,390
Cash and cash equivalents	19,066	16,916
Restricted cash	3,497	3,688
Other assets	83,350	84,743
Line of credit, term loans and mortgage notes	(4,247,848)	(4,247,850)
Secured financings on investments in real estate-related securities	(97,915)	(99,100)
Financing obligations associated with our DST Program	(855,271)	(828,176)
Other liabilities	(105,385)	(95,033)
Accrued performance participation allocation	—	—
Accrued fixed component of advisory fee	(5,521)	(5,489)
Aggregate Fund NAV	$4,365,168	$4,360,833
Total Fund Interests outstanding	339,743	340,462

The following table sets forth the NAV per Fund Interest as of February 28, 2025 and January 31, 2025:

(in thousands, except per Fund		Class T-R	Class D-R	Class I-R	Class S-PR	Class D-PR	Class I-PR
Interest data)	Total	Shares	Shares	Shares	Shares	Shares	Shares	OP Units
As of February 28, 2025
Monthly NAV	$4,365,168	$1,127,113	$239,796	$2,011,445	$64,062	$290	$28,404	$894,058
Fund Interests outstanding	339,743	87,724	18,662	156,552	4,986	23	2,211	69,585
NAV Per Fund Interest	$12.8484	$12.8484	$12.8484	$12.8484	$12.8484	$12.8484	$12.8484	$12.8484
As of January 31, 2025
Monthly NAV	$4,360,833	$1,154,012	$240,832	$1,993,665	$55,084	$76	$23,316	$893,848
Fund Interests outstanding	340,462	90,097	18,802	155,651	4,301	6	1,820	69,785
NAV Per Fund Interest	$12.8086	$12.8086	$12.8086	$12.8086	$12.8086	$12.8086	$12.8086	$12.8086

Under U.S. generally accepted accounting principles (“GAAP”), we record liabilities for ongoing distribution fees that we estimate we may pay in future periods for the Fund Interests. As of February 28, 2025, we estimated approximately $109.9 million of ongoing distribution fees were potentially payable. We do not deduct the liability for estimated future distribution fees in our calculation of NAV since we intend for our NAV to reflect our estimated value on the date that we determine our NAV. Accordingly, our estimated NAV at any given time does not include consideration of any estimated future distribution fees that may become payable after such date.

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on our stockholders’ ability to redeem shares under our share redemption program and our ability to make exceptions to, modify or suspend our share redemption program at any time. Our NAV generally does not reflect the potential impact of exit costs (e.g. selling costs and commissions related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold today. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.

Our NAV is not a representation, warranty or guarantee that: (i) we would fully realize our NAV upon a sale of our assets; (ii) shares of our common stock would trade at our per share NAV on a national securities exchange; and (iii) a stockholder would be able to realize the per share NAV if such stockholder attempted to sell his or her shares to a third party.

The valuations of our real properties as of February 28, 2025, excluding certain newly acquired properties that are currently held at cost which we believe reflects the fair value of such properties, were provided by the Independent Valuation Advisor in accordance with our valuation procedures. Certain key assumptions that were used by the Independent Valuation Advisor in the discounted cash flow analysis are set forth in the following table:

Weighted-
Average Basis
Exit capitalization rate	5.7%
Discount rate / internal rate of return	7.4%
Average holding period (years)	10.1

A change in the exit capitalization and discount rates used would impact the calculation of the value of our real property. For example, assuming all other factors remain constant, the changes listed below would result in the following effects on the value of our real properties, excluding certain newly acquired properties that are currently held at cost which we believe reflects the fair value of such properties:

			Increase
			(Decrease) to
	Hypothetical		the Fair Value of Real
Input	Change		Properties
Exit capitalization rate (weighted-average)	0.25	% decrease	3.0%
	0.25	% increase	(2.8)%
Discount rate (weighted-average)	0.25	% decrease	2.0%
	0.25	% increase	(2.0)%

Distributions

We authorized monthly gross distributions for each class of shares of our common stock in the amount of $0.05 per share for the month of February 2025. These distributions were paid to all stockholders of record as of the close of business on February 28, 2025, net of, as applicable, distribution fees that are payable monthly with respect to certain classes of shares of our common stock.

Update on Our Assets and Activities

As of February 28, 2025, we directly owned and managed a real estate portfolio that included 255 industrial buildings totaling approximately 54.7 million square feet located in 30 markets throughout the U.S., with 428 customers, and was 94.6% occupied (95.2% leased) with a weighted-average remaining lease term (based on square feet) of 3.7 years. The occupied rate reflects the square footage with a paying customer in place. The leased rate includes the occupied square footage and additional square footage with leases in place that have not yet commenced.

As of February 28, 2025, our leverage ratio was approximately 45.7% (calculated as outstanding principal balance of our borrowings, including secured financings on investments in real estate-related securities, less cash and cash equivalents, divided by the fair value of our real property, net investments in unconsolidated joint venture partnerships, investments in real estate-related securities and debt-related investments not associated with the DST Program, as determined in accordance with our valuation procedures).

Quarter-to-date through February 28, 2025, we raised gross proceeds of approximately $89.4 million, including proceeds from our distribution reinvestment plan and the sale of DST Interests (including $1.3 million of DST Interests financed by DST Program Loans). The aggregate dollar amount of common stock and OP Unit redemptions requested for January and February, which were redeemed in full on February 1, 2025 and March 1, 2025, respectively, was $53.5 million.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Consent of Altus Group U.S. Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K includes certain statements that are intended to be deemed “forward-looking statements” within the meaning of, and to be covered by the safe harbor provisions contained in, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or other similar words or terms and include, without limitation, statements regarding the estimates and assumptions used in the calculation of our NAV per Fund Interest. These statements are based on certain assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause results to vary are the negative impact of increased inflation, changes in interest rates, the conflict between Russia and Ukraine, and/or the ongoing conflict in the Middle East on our financial condition and results of operations being more significant than expected, general economic and business (particularly real estate and capital market) conditions being less favorable than expected, the business opportunities that may be presented to and pursued by us, changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts (“REITs”)), risk of acquisitions, availability and creditworthiness of prospective customers, availability of capital (debt and equity), interest rate fluctuations, competition, supply and demand for properties in current and any proposed market areas in which we invest, our customers’ ability and willingness to pay rent at current or increased levels, accounting principles, policies and guidelines applicable to REITs, environmental, regulatory and/or safety requirements, customer bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, and other factors, many of which are beyond our control. For a further discussion of these factors and other risk factors that could lead to actual results materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent periodic and current reports filed with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARES INDUSTRIAL REAL ESTATE INCOME TRUST INC.

March 17, 2025	By:	/s/ SCOTT A. SEAGER
Name: Scott A. Seager
Title: Managing Director, Chief Financial Officer and Treasurer